UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[X]  Soliciting Material Pursuant to
     (S) 240.14a-11(c) or (S) 240.14a-12


                      FIRST AMERICAN HEALTH CONCEPTS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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    4)   Date Filed:
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
    LUXOTTICA STRENGTHENS MANAGED VISION CARE PRESENCE THROUGH ACQUISITION OF
                            EYE CARE PLAN OF AMERICA


MILAN, ITALY AND PHOENIX, ARIZONA, FEBRUARY 26, 2001 - LUXOTTICA GROUP S.P.A. (NYSE: LUX; MTA: LUX) and FIRST AMERICAN HEALTH CONCEPTS, INC. (AMEX: FAH) announced today that they have signed a merger agreement for Luxottica Group to acquire all of the outstanding shares of First American for a cash purchase price of US$25 million. Under the terms of the merger agreement, First American shareholders will receive, in exchange for each share of First American common stock, US$9.06 in cash. The merger is subject to customary closing conditions and is expected to be completed in the second quarter of 2001.

Luxottica is making this acquisition on behalf of its EyeMed Vision Care division. EyeMed Vision Care, established in 1999, currently covers approximately 19 million members with a provider panel of approximately 8,000 practitioners. First American markets and administers vision care plans throughout the United States under the trade name Eye Care Plan of America. With the acquisition of First American, EyeMed will become one of the largest managed vision care programs in the United States covering over 30 million members. The merger will significantly expand its panel members, geographic reach and marketing resources.

Leonardo Del Vecchio, Chairman and founder of Luxottica Group commented: "This is an important strategic move for the future of our managed vision care business and shall enhance our relationships with our customers, such as independent opticians, optometrists and ophthalmologists. In fact, through this acquisition we bring our interests closer together with those of 3O's. The additional traffic generated for the private practitioners participating on the EyeMed panel by the increase in the number of managed vision care contracts, and consequently patients, is a further step in the direction of strengthening our cooperation with our wholesale customers."

"Our EyeMed model of managed vision care is unique and has already proven successful," concluded Mr. Del Vecchio, "because it takes into consideration payer, patient and provider needs. The acquisition of First American will enable us to expand this model even more rapidly throughout the United States."

James Hyman, President and CEO of First American said: "We are very excited about the combination of the two organizations. With EyeMed's resources, Luxottica's backing and ongoing commitment to quality care and profitable relationships, we are confident that this transaction will be very good for our clients, providers and members."
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ADDITIONAL INFORMATION

First American Health Concepts, Inc. plans to file a preliminary and definitive proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. We urge investors to carefully read the definitive proxy statement, and any other relevant documents filed with the SEC, because they will contain important information. The proxy statement will be sent to stockholders of First American Health Concepts, Inc. seeking their approval of the proposed transaction. Investors may obtain free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by First American Health Concepts, Inc. with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by First American Health Concepts, Inc. will be available free of charge from First American Health Concepts, Inc., 7776 South Pointe Parkway West, Suite 150, Phoenix, Arizona, 85044-5424, Attn: James D. Hyman President and CEO or call First American Health Concepts, Inc. at 602-414-0300.

First American Health Concepts, Inc. and its directors, executive officers and certain other members of First American Health Concepts, Inc. management and employees may be soliciting proxies from stockholders of First American Health Concepts, Inc. in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the SEC.

ABOUT LUXOTTICA GROUP:

Luxottica Group is the world leader in the design, manufacture, marketing and distribution of high quality eyeglass frames in the mid- and premium-priced categories. Its products, which are designed and manufactured in six facilities in Italy and include over 2,650 styles in a wide array of colors and sizes, are sold through twenty-two wholly-owned distributors in the United States, Canada, Italy, France, Spain, Portugal, Sweden, Germany, the United Kingdom, Brazil, Switzerland, Mexico, Belgium, Argentina, South Africa, Finland, Austria, Norway, Japan, Malaysia, Hong Kong, Singapore; two 75%-owned companies in Australia and Israel, a 70%-owned company in Greece; two 51%-owned distributors in the Netherlands and Turkey and a 49%-owned distributor in the Arab Emirates. In June 1999, Luxottica Group acquired the Bausch & Lomb sunglass business which includes the prestigious Ray-Ban(R), Revo(R), Arnette(TM) and Killer Loop(R) brands. LensCrafters, the largest optical retail chain in North America, was acquired by Luxottica Group in May 1995. As of December 31, 2000, LensCrafters operated 864 stores throughout the United States and Canada. For fiscal year 2000, Luxottica Group posted net sales of Lire 4,679.6 billion and net income of Lire 494.3 billion.

ABOUT FIRST AMERICAN HEALTH CONCEPTS:

First American Health Concepts, Inc. (First American) was incorporated in 1981 and its shares are listed on the American Stock Exchange. The company markets and administers vision care programs under the registered trade names of Eye Care Plan of America(R) and ECPA(R). ECPA has grown steadily, developing and marketing directed and managed vision care programs for businesses and organizations nationwide. Initially, ECPA's growth came from the development of a direct access preferred pricing program (ECPA Access) that today is the nation's largest membership-based vision care savings program. This program is delivered through a national preferred provider (PPO) network of independent and retail optometrists, opticians and ophthalmologists. Through this same national network, ECPA has offered insured and self-funded managed vision care products (ECPA Select) since 1993.

CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND BELIEFS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING RISKS THAT MAY NOT BE SUBJECT TO THE COMPANY'S CONTROL. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, FLUCTUATIONS IN EXCHANGE RATES, ECONOMIC AND WEATHER FACTORS AFFECTING CONSUMER SPENDING, AS WELL AS OTHER POLITICAL, ECONOMIC AND TECHNOLOGICAL FACTORS, AND OTHER RISKS REFERRED TO IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACTS:

Sabina Grossi, Manager, Investor Relations       James D. Hyman
Alessandra Senici, Investor Relations            President and CEO
LUXOTTICA GROUP S.P.A.                           FIRST AMERICAN HEALTH
                                                 CONCEPTS, INC.
Tel.: +39-02-4998-4656                           Tel. 602-414-0300
E-mail: SabinaGrossi@Luxottica.com               Email: Jhyman@ecpa.com
        AlessandraSenici@Luxottica.com

Luca Biondolillo
BREAKSTONE & RUTH INTERNATIONAL
Tel.: 646-536-7012
E-mail: Lbiondolillo@breakstoneruth.com

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